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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 13, 2003

                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     1-13071                  76-0625124
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

            12001 North Houston Rosslyn
                  Houston, Texas                                 77086
     (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (281) 447-8787


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On May 13, 2003, Hanover Compressor Company issued the following press release:

                                                                   News Release
================================================================================

HANOVER COMPRESSOR COMPANY                                        [HANOVER LOGO]
12001 N. Houston Rosslyn
Houston, TX 77086
(281) 447-8787
Contact: Mr. Lee Beckelman, Investor Relations

        HANOVER COMPRESSOR ANNOUNCES SETTLEMENT OF SECURITIES LITIGATION

HOUSTON, May 13, 2003 - Hanover Compressor Company (NYSE:HC), the leading provider of outsourced natural gas compression services, announced today that it reached agreement to settle its outstanding securities-related litigation. While Hanover continues to deny any wrongdoing, it believes the settlement is in the best interest of the company and its shareholders to avoid the distraction and expense of continued litigation. The settlement will be subject to court approval.

Under the terms of the proposed settlement, Hanover will make a cash payment of $30 million, $26.7 million of which will be paid through the company's insurance. Hanover will also issue 2.5 million shares of common stock and issue a contingent note, which together with the accrued interest is payable on March 31, 2007, with interest accruing at 5% per annum. The principal amount of the note will be determined based on the closing price of Hanover's common stock following a two-day pricing period ending May 14, 2003, but will not exceed $9.2 million. The terms of the note also provide that the company's obligation to perform will be extinguished if Hanover's common stock trades above an average of $12.25 over 15 consecutive trading days following March 31, 2004 and prior to maturity.

GKH Investments, L.P. and GKH Private Limited (collectively "GKH"), investors in Hanover that each sold shares in the Company's March 2001 secondary offering of common stock, have simultaneously agreed to settle claims that arise out of that offering. GKH denies any wrongdoing or any violation of law, but has agreed to pay 2.5 million shares of Hanover common stock to the plaintiff class in order to avoid the costs and burdens of litigation.

Hanover will record a pre-tax charge of approximately $65.6 million ($51.0 million after-tax) in its first quarter 2003 financial statements to reflect the settlement of the securities-related litigation, which includes a charge related to GKH's contribution to the settlement. This charge includes approximately $41.5 million ($27.0 million after-tax), net of insurance recoveries, for the company's contribution of cash and estimated costs, 2.5 million common shares, and the contingent note. While not paid by Hanover, the charge also includes approximately $24.1 million, without tax benefit, for the 2.5 million common shares being paid by GKH to settle its liabilities. The 2.5 million common shares paid by GKH will have no effect on Hanover's outstanding shares and earnings per share in future periods. The offsetting effect of the $24.1 million expense will ultimately be recorded in equity when the GKH contribution of the Hanover common shares is completed. Hanover is considering seeking guidance from the Securities & Exchange Commission ("SEC") to determine whether the common shares provided by GKH should be recorded as an expense.

In keeping with Hanover's ongoing commitment to improved corporate governance, the proposed settlement includes an agreement by the company to implement certain corporate governance enhancements. These requirements include an agreement by Hanover to enter into a process with shareholders holding more than 1% of outstanding shares to nominate candidates for two new independent director positions to the board. These governance enhancements are in keeping with significant improvements made by the company over the past year, including the appointment of three new independent directors (including independent Chairmen of the Board and Audit Committee); appointment of a new Chief Executive Officer, Chief Financial Officer, and General Counsel; and other significant changes in Hanover's management team

Hanover continues to cooperate with the SEC in its pending investigation of the company, and management is hopeful that the litigation settlement, together with improvements implemented over the past year, will favorably position the company to resolve the matter.

"This settlement of the securities-related litigation is an important milestone for Hanover" said Chad Deaton, President and Chief Executive Officer of Hanover. "It demonstrates our commitment to putting these type of issues behind us so that we can focus on improving the operating performance of the company."

About Hanover Compressor
Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and may include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: our inability to renew our short-term leases so as to fully recoup the cost of acquiring or fabricating leased equipment; our inability to generate sufficient cash, access capital markets or to incur indebtedness to fund our business; a prolonged, substantial reduction in oil and natural gas prices, which could cause a decline in the demand for our compression and oil and gas production equipment; changes in economic or political conditions in the countries in which we do business; legislative changes in the countries in which we do business; the loss of market share through competition; the introduction of competing technology by other companies; losses due to the inherent risks associated with our operations, including equipment defects, malfunctions and failures and natural disasters; war, terrorists attacks, and/or the responses thereto; government safety, health, environmental and other regulations, which could require us to make significant capital expenditures; our high level of customer concentration which intensifies the negative effect of the loss of one or more of our customers; our inability to comply with loan and lease covenants; the decreased financial flexibility associated with our significant cash requirements and substantial debt and compression equipment lease commitments; reduced profit margins resulting from increased pricing pressure in our businesses; currency fluctuation; our inability to execute our exit and sale strategy with respect to assets classified as discontinued operations and held for sale; adverse results in litigation or regulatory proceedings; and our inability to properly implement new enterprise resource planning systems used for integration of our businesses. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission. With respect to the settlement described in this press release, there is also the risk that court approval may not be obtained. Such approval, negotiation of a final settlement agreement and performance by other parties to the settlement are conditions precedent to the closing of the settlement. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired.

             Not applicable.

         (b) Pro Forma Financial Information.

             Not applicable.

         (c) Exhibits.

             10.1 Memorandum of Understanding



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HANOVER COMPRESSOR COMPANY

Date:    May 13, 2003                       By: /s/ John E. Jackson
                                                --------------------------------
                                                Name:  John E. Jackson
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


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                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           ---------------------------
           10.1            Memorandum of Understanding